Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ZiLOG, Inc. on Form 10-K for the year ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Darin Billerbeck, as Chief Executive Officer of ZiLOG, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of ZiLOG, Inc.

Date: June 30, 2008

By: /s/ Darin G. Billerbeck

Darin G. Billerbeck
President, Chief Executive Officer and Director

In connection with the Annual Report of ZiLOG, Inc. on Form 10-K for the year ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Perry J. Grace, as Chief Financial Officer of ZiLOG, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of ZiLOG, Inc.

Date: June 30, 2008

By: /s/ Perry J. Grace

Perry J. Grace
Executive Vice President and Chief Financial Officer